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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

     We consent to the reference to our firm under the captions "Independent Auditors" and "Selected Financial Data" and to the use of our report dated June 2, 1998 with respect to the balance sheet of CoreComm Limited appearing in this Information Statement.

                                          ERNST & YOUNG, LLP

New York, New York
August 31, 1998